EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 23, 2009 relating to the consolidated financial statements and consolidated financial statement schedule of Peninsula Gaming, LLC and subsidiaries appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.

DELOITTE & TOUCHE LLP
Cedar Rapids, Iowa
February 2, 2010